Exhibit 99.1
TIC Solutions Reports Results for the Third Quarter 2025
- Delivered strong third quarter revenue of $473.9 million -
- Reported net loss of $13.9 million and Adjusted EBITDA of $77.3 million -
- NV5 integration underway with strong alignment, positive early momentum, and an increased synergy target -
- Reaffirms full-year 2025 outlook -
HOLLYWOOD, Florida, November 12, 2025 -- (BUSINESS WIRE) -- TIC Solutions, Inc. (NYSE: TIC) (“TIC Solutions” or the “Company”), a leading provider of critical asset integrity solutions and tech-enabled, mission-critical Testing, Inspection, Certification, and Compliance (TICC) and engineering services, today reported its financial results for the three and nine months ended September 30, 2025.

On August 4, 2025, TIC Solutions completed its transformational merger with NV5 Global, Inc. (“NV5” and the “NV5 Merger”), creating a market-leading $2 billion-plus TICC and engineering services business.

Tal Pizzey, CEO of TIC Solutions stated: “Our third quarter results demonstrate the strength of our platform and the strategic, operational, and financial benefits of combining the legacy Acuren and NV5 businesses into a single, diversified global leader in inspection, mitigation, engineering, and geospatial services. The addition of NV5 services in the infrastructure, power, utilities, and data center end markets provided meaningful diversification to our core business. Demand across our end markets remains resilient, and we’re seeing positive engagement across shared client relationships and complementary capabilities, underscoring the potential of our combined company.

“Our combined platform and early integration momentum give us confidence in our ability to unlock savings and growth. We are pleased to announce that we have increased our identified cost synergy target from $20 to $25 million while remaining laser-focused on enhancing the client relationships and technical expertise across our differentiated services.”
The presentation of our operating results reflects the Company’s acquisition of ASP Acuren Holdings, Inc. (the “Acuren Acquisition”) on July 30, 2024. Results for periods through July 30, 2024 are referred to as the “Predecessor” period, and results for periods after July 30, 2024 are referred to as the “Successor” period. “Combined” figures represent the mathematical addition of the Predecessor and Successor periods. The Company’s third quarter results include the financial performance of NV5 for the period following the closing on August 4, 2025. All periods prior to August 4, 2025 reflect legacy Acuren results only and therefore exclude any contribution from NV5 given the timing of the transaction closing. The Acuren Acquisition (July 2024) and the NV5 Merger (August 2025) both materially affected year-over-year comparability of our financial results for the periods presented.
Third Quarter 2025 Highlights

•2025 Successor Revenue was $473.9 million compared to 2024 Predecessor Revenue of $101.5 million and 2024 Successor Revenue of $201.5 million, representing an increase of 56% based on 2024 Combined Revenue of $303.0 million.
•2025 Successor Net Loss of $13.9 million compared to 2024 Predecessor Net Loss of $9.0 million and 2024 Successor Net Loss of $89.8 million, representing an 86% improvement based on 2024 Combined Net Loss of $98.8 million.

•2025 Successor Adjusted EBITDA of $77.3 million, compared to 2024 Combined Adjusted EBITDA of $51.3 million, an increase of 51% year-over-year, primarily reflecting the inclusion of NV5 results.

Year-To-Date (Nine Months) 2025 Highlights

•2025 Successor Revenue of $1.0 billion compared to 2024 Predecessor Revenue of $633.9 million and 2024 Successor Revenue of $201.5 million, representing an increase of 22% based on prior-year Combined Revenue of $835.4 million.
•2025 Successor Net Loss of $39.9 million compared to 2024 Predecessor Net Loss of $15.7 million and 2024 Successor Net Loss of $89.8 million, representing a 62% improvement based on prior-year Combined Net Loss of $105.5 million.
•2025 Successor Adjusted EBITDA of $157.7 million, representing an 8.1% improvement based on prior-year Combined Adjusted EBITDA of $145.9 million.
Robert A.E. Franklin, Executive Chairman of TIC Solutions, commented: “Our third quarter performance reflects steady execution in a mixed market environment. The underlying fundamentals of our recurring and reoccurring inspection and engineering services remain strong, which we believe provides a durable foundation for the company’s growth ahead.

“The combined TIC Solutions platform offers scale and resilience across our markets. We are executing our integration plan with discipline and urgency, balancing synergy capture with continued investment in growth. With our strengthened balance sheet and consistent free cash flow generation, we remain on track to achieve our long-term leverage targets and are well positioned to deliver sustainable value creation for shareholders.”

Capital Resources and Liquidity

As of September 30, 2025, the Company had total liquidity of $282.9 million, including cash and cash equivalents of $164.4 million plus undrawn capacity on the Company’s $125.0 million revolving credit facility. Total term loan debt was $1,601.6 million, net of unamortized debt issuance costs at quarter end.

In October 2025, the Company completed a $250 million private placement of approximately 20.8 million shares of common stock (inclusive of pre-funded warrants) at $12.00 per share to an existing shareholder. The proceeds strengthen the Company’s balance sheet and provide additional flexibility for general corporate purposes, including integration-related initiatives.

Guidance

For the full year 2025, TIC Solutions reaffirms its prior guidance of:

•Revenue: $1,530 – $1,565 million

•Adjusted EBITDA: $240 – $250 million

As a reminder, full year 2025 results reflect a full year of legacy Acuren operations and approximately five months of contribution from NV5 following the August 4, 2025 acquisition.

Webcast and Conference Call

TIC Solutions will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, November 12, 2025. Participants on the call will include Talman Pizzey, Chief Executive Officer, Kristin Schultes, Chief Financial Officer, and Robert A.E. Franklin, Executive Chairman. Ben Heraud, Chief Operating Officer, will also be available for the Q&A session.

To listen to the call by telephone, please dial 877-407-0789 or 201-689-8562. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://viavid.webcasts.com/starthere.jsp?ei=1736081&tp_key=cc6c4cead6

A replay of the call will be available shortly after the completion of the live call/webcast via the webcast link above.

About TIC Solutions, Inc.

TIC Solutions is a leading provider of critical asset integrity solutions and tech-enabled Testing, Inspection, Certification, and Compliance (TICC) and engineering services. Operating across North America and select international markets, TIC Solutions serves diversified end markets that are essential to the broader economy, including industrials, energy processing, utilities, and both public and commercial infrastructure, with exposure to data centers and other high-growth adjacencies.

TIC Solutions supports clients across the full asset lifecycle, from planning and design to commissioning and compliance, through a comprehensive portfolio that includes inspection and mitigation (nondestructive testing and rope access services), consulting engineering, and geospatial solutions. TIC Solutions’ services are mission-critical, frequently compliance-mandated, and typically recurring in nature, delivered by a workforce of more than 11,000 employees across more than 250 locations.

For more information, please visit www.ticsolutions.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,”
“will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward- looking statements. Specific forward-looking statements in this press release include statements regarding the Company’s expectations and beliefs regarding (i) its guidance for revenue and Adjusted EBITDA for 2025, (ii) the integration of the NV5 business and the anticipated benefits and synergies of the combined platform, (iii) its ability to drive operating efficiencies, margin improvement, and deleveraging over time, (iv) its strategy to expand its platform and sustain mid-single-digit growth in the years ahead, and (v) its ability to deliver sustainable value creation for its shareholders. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, (i) economic conditions affecting the industries the Company serves, including the construction industry and the energy sector, as well as general economic conditions; (ii) the ability and willingness of customers to invest in infrastructure projects; (iii) a decline in demand for the Company’s services or for the products and services of its customers; (iv) the fact that the Company’s revenues are derived primarily from contracts with durations of less than six months and the risk that customers will not renew or enter into new contracts; (v) the Company’s ability to successfully acquire other businesses, successfully integrate acquired businesses into its operations and manage the risks and potential liabilities associated with those acquisitions; (vi) the Company’s ability to compete successfully in the industries and markets it serves; (vii) the Company’s ability to properly manage and accurately estimate costs associated with specific customer projects, in particular for arrangements with fixed price terms; (viii) increases in the cost, or reductions in the supply, of the materials used in the Company’s business and for which we bear the risk of such increases;
(ix) the inherently dangerous nature of the Company’s services and the risks of potential liability; (x) the seasonality of the Company’s business and the impact of weather conditions; (xi) the Company’s ability to remediate any material weaknesses; (xii) the impact of health, safety and environmental laws and regulations, and the costs associated with compliance with such laws and regulations; (xiii) the Company’s substantial level of indebtedness and the effect of restrictions on its operations set forth in the documents that govern such indebtedness, (xiv) the Company may fail to realize anticipated synergies or other benefits expected from the merger with NV5 in the timeframe expected or at all, (xv) a prolonged government shutdown, and (xvi) the ultimate timing, outcome, and results of integrating the operations of Acuren and NV5. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the SEC, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 which was filed with the SEC on March 27, 2025, and any amendments thereto, and in the Company’s quarterly reports on Form 10-Q, each as supplemented or amended from time to time. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Non-GAAP Financial Measures
This press release contains Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Organic Change In Revenue (on a combined basis), and Adjusted Selling, General and Administrative (“SG&A”) Expenses which are non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.

As used in this press release, Adjusted Gross Profit is defined as Gross Profit less depreciation expense included in cost of revenue for the periods presented. Adjusted Gross Margin is defined as Gross Profit divided by revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization for the periods presented and Adjusted EBITDA is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items for the periods presented. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Organic Change in Revenue provides a consistent basis for year-over-year comparison as it excludes the impacts of material acquisitions, divestitures, and foreign currency translation. When presented on a combined basis, it also reflects the impact of the NV5 acquisition as if it had been owned for the full comparative periods. Adjusted SG&A is defined as SG&A Expense less depreciation and amortization and the impact of certain non-cash and other specifically identified items for the periods presented.

This press release also contains Combined Revenue, Combined Adjusted Gross Profit, Combined Adjusted Gross Profit Margin, Combined Net Loss, Combined EBITDA, Combined Adjusted EBITDA and Combined Adjusted EBITDA Margin which are non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.

Our results of operations as reported in our unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The presentation of the combined financial information of the Predecessor and Successor for the three and nine months ended September 30, 2024, is not in accordance with GAAP. Combined financial information consists of the mathematical addition of selected financial data of the Predecessor and Successor periods. No other adjustments are made to the combined presentation. However, we believe that for purposes of discussion and analysis, the combined financial information is useful for management and investors to assess our ongoing financial and operational performance and trends. Accordingly, in addition to presenting our results of operations as reported in our unaudited condensed consolidated financial statements in accordance with GAAP, certain tables and discussion included within this press release also present the combined results for the three and nine months ended September 30, 2024.

The Company uses these non-GAAP financial measures and additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results.

While the Company believes these non-GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-GAAP financial measures is included later in this press release.

A reconciliation is not provided for the guidance ranges as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision and depreciation. Accordingly, we would not be able to make a detailed reconciliation of these forward-looking financial measures available without unreasonable efforts due to our inability to predict the amount and timing of these future items.

Investor Relations Contacts

Andrew Shen
Director of Investor Relations
Email: IR@tics.com

Source: TIC Solutions, Inc.

TIC Solutions, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands)
(Unaudited)

	Successor
	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$164,432	$139,134
Accounts receivable, net	376,872	212,579
Contract assets, net	200,703	23,941
Prepaid expenses and other current assets	49,872	18,582
Total current assets	791,879	394,236
Property and equipment, net	255,038	189,233
Operating lease right-of-use assets, net	62,032	30,001
Goodwill	1,564,370	845,939
Intangible assets, net	1,533,502	740,657
Deferred tax assets	791	765
Other assets	12,813	6,908
Total assets	$4,220,425	$2,207,739
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$64,279	$13,877
Accrued expenses and other current liabilities	160,755	66,041
Contract liabilities	46,590	1,635
Current portion of long-term debt	24,524	7,750
Current portion of lease obligations	32,860	17,028
Total current liabilities	329,008	106,331
Long-term debt, net of current portion	1,590,943	747,048
Non-current lease obligations	66,673	40,753
Deferred tax liabilities	261,740	150,672
Other noncurrent liabilities	21,334	11,763
Total liabilities	2,269,698	1,056,567
Total stockholders' equity	1,950,727	1,151,172
Total liabilities and stockholders' equity	$4,220,425	$2,207,739

TIC Solutions, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)
(Unaudited)

	Successor		Predecessor
	Three Months Ended September 30, 2025	July 30 through September 30, 2024	July 1 through July 29, 2024
Revenue	$473,888	$201,485	$101,512
Cost of revenue	321,161	152,281	75,994
Gross profit	152,727	49,204	25,518
Selling, general and administrative expenses	140,485	103,835	18,645
Transaction costs	18,755	24,554	5,204
Income (loss) from operations	(6,513)	(79,185)	1,669
Interest expense, net	26,521	13,336	5,828
Loss on extinguishment of debt	—	—	9,073
Other income, net	(2,585)	(600)	(294)
Loss before income tax benefit	(30,449)	(91,921)	(12,938)
Income tax benefit	(16,559)	(2,097)	(3,956)
Net loss	$(13,890)	$(89,824)	$(8,982)

Basic and diluted loss per share:
Common stock	$(0.08)	$(0.73)	$(1.79)
Series A Preferred Stock	$(0.08)	$(0.73)	$—
Weighted-average shares outstanding:
Common stock, basic	167,229,501	121,412,515	5,024,802
Common stock, diluted	168,229,501	122,412,515	5,024,802
Series A Preferred Stock, basic and diluted	1,000,000	1,000,000	—

TIC Solutions, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)
(Unaudited)

	Successor		Predecessor
	Nine Months Ended September 30, 2025	July 30 through September 30, 2024	January 1 through July 29, 2024
Revenue	$1,022,028	$201,485	$633,866
Cost of revenue	751,531	152,281	471,881
Gross profit	270,497	49,204	161,985
Selling, general and administrative expenses	248,179	103,835	121,369
Transaction costs	19,920	24,554	5,204
Income (loss) from operations	2,398	(79,185)	35,412
Interest expense, net	57,979	13,336	39,379
Loss on extinguishment of debt	—	—	9,073
Other income, net	(4,481)	(600)	(580)
Loss before income tax provision (benefit)	(51,100)	(91,921)	(12,460)
Income tax provision (benefit)	(11,184)	(2,097)	3,243
Net loss	$(39,916)	$(89,824)	$(15,703)

Basic and diluted loss per share:
Common stock	$(0.29)	$(0.73)	$(3.13)
Series A Preferred Stock	$(0.29)	$(0.73)	$—
Weighted-average shares outstanding:
Common stock, basic	136,894,905	121,412,515	5,024,802
Common stock, diluted	137,894,905	122,412,515	5,024,802
Series A Preferred Stock, basic and diluted	1,000,000	1,000,000	—

TIC Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(Unaudited)

	Successor		Predecessor
	Nine Months Ended September 30, 2025	July 30 through September 30, 2024	January 1 through July 29, 2024
Cash flows from operating activities:
Net loss	$(39,916)	$(89,824)	$(15,703)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	52,552	11,586	22,345
Amortization expense	56,689	8,845	23,432
Non-cash lease expense	10,002	1,249	5,453
Share-based compensation expense	9,271	62,802	17,858
Amortization of deferred financing costs	3,185	486	2,406
Deferred taxes	(24,010)	(1,965)	(8,376)
Loss on extinguishment of debt	—	—	9,073
Fair value adjustments on interest rate derivatives	—	—	3,102
Other	2,678	1,005	(180)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	26,289	27,097	(32,576)
Contract assets	(52,520)	(30,624)	(221)
Prepaid expenses and other current assets	1,450	(6,674)	(2,829)
Accounts payable	5,563	4,696	(9,691)
Accrued expenses and other current liabilities	5,489	(7,725)	17,669
Operating lease obligations	(7,563)	(1,333)	(5,751)
Contract liabilities	(2,736)	325	179
Other assets and liabilities	(1,093)	1,990	(5,751)
Net cash provided by (used in) operating activities	45,330	(18,064)	20,439
Cash flows from investing activities:
Business acquisitions, net of cash	(838,399)	(1,827,426)	(44,680)
Purchases of property and equipment	(21,187)	(3,403)	(14,334)
Proceeds from sale of property and equipment	3,141	251	1,029
Net cash used in investing activities	(856,445)	(1,830,578)	(57,985)
Cash flows from financing activities:
Proceeds from long-term borrowings	875,000	775,000	30,000
Payments on long-term borrowings	(8,441)	—	(16,346)
Payments of debt issuance costs	(24,331)	(21,355)	—
Payments on finance lease obligations	(8,361)	(1,615)	(5,836)
Proceeds from issuance of common shares and exercise of warrants, net of issuance costs	—	666,630	—
Net cash provided by financing activities	833,867	1,418,660	7,818
Net effect of exchange rate fluctuations	2,546	5,507	(7,877)
Net change in cash and cash equivalents	25,298	(424,475)	(37,605)
Beginning of period	139,134	556,933	87,061
End of period	$164,432	$132,458	$49,456

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Gross Profit and Adjusted Gross Margin
(amounts in thousands)
(Unaudited)

	Successor
	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Gross profit	$152,727	$270,497
Depreciation expense included in cost of revenue	18,203	49,785
Adjusted gross profit	$170,930	320,282
Adjusted gross margin (1)	36.1%	31.3%

Successor period July 30 to September 30, 2024
Gross profit	$49,204
Depreciation expense included in cost of revenue	11,481
Predecessor period July 1 to July 29, 2024
Gross profit	25,518
Depreciation expense included in cost of revenue	3,581
Adjusted gross profit for the combined period July 1, 2024 through September 30, 2024	$89,784
Adjusted gross margin for the combined period July 1, 2024 through September 30, 2024 (1)	29.6%

Successor period July 30 to September 30, 2024
Gross profit	$49,204
Depreciation expense included in cost of revenue	11,481
Predecessor period January 1 to July 29, 2024
Gross profit	161,985
Depreciation expense included in cost of revenue	22,123
Adjusted gross profit for the combined period January 1, 2024 through September 30, 2024	$244,793
Adjusted gross margin for the combined period January 1, 2024 through September 30, 2024 (1)	29.3%

(1)	Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by revenue for the applicable period.

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(amounts in thousands)
(Unaudited)

	Successor
	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Net loss	$(13,890)	$(39,916)
Income tax benefit	(16,559)	(11,184)
Interest expense, net	26,521	57,979
Depreciation and amortization expense	51,128	109,241
EBITDA	47,200	116,120

Adjustments
Predecessor seller-related expenses and stock compensation(1)	—	—
ASP Acuren Acquisition transaction related expenses(2)	—	467
Acquisition related transaction and integration expenses(3)	23,932	26,674
Business transformation costs(4)	1,462	6,082
Non-cash stock compensation expense(5)	6,291	9,271
Other non-recurring charges(6)	(1,571)	(908)
Adjusted EBITDA	$77,314	$157,706
Adjusted EBITDA margin(8)	16.3%	15.4%

Successor period July 30 to September 30, 2024
Net loss	$(89,824)
Income tax benefit	(2,097)
Interest expense, net	13,336
Depreciation and amortization expense	20,431
Predecessor period July 1 to July 29, 2024
Net loss	(8,982)
Income tax benefit	(3,956)
Interest expense, net	5,828
Depreciation and amortization expense	7,014
EBITDA for the combined period from July 1, 2024 through September 30, 2024	(58,250)

Adjustments July 1 to September 30, 2024
Predecessor seller-related expenses and stock compensation(1)	9,809
One time non-cash equity charges(7)	69,821
Acuren Acquisition transaction related expenses(2)	29,758
Acquisition related transaction and integration expenses(3)	232
Non-cash stock compensation expense(5)	336
Other non-recurring charges(6)	(387)
Adjusted EBITDA for the combined period July 1, 2024 through September 30, 2024(9)	$51,319
Adjusted EBITDA margin for the combined period July 1, 2024 through September 30, 2024(10)	16.9%

Successor period July 30 to September 30, 2024
Net loss	$(89,824)
Income tax benefit	(2,097)
Interest expense, net	13,336
Depreciation and amortization expense	20,431
Predecessor period January 1 to July 29, 2024
Net loss	(15,703)
Income tax provision	3,243
Interest expense, net	39,379
Depreciation and amortization expense	45,777
EBITDA for the combined period January 1, 2024 through September 30, 2024	14,542

Adjustments January 1 to September 30, 2024
Predecessor seller-related expenses and stock compensation(1)	29,478
One time non-cash equity charges(7)	69,821
Acuren Acquisition transaction related expenses(2)	29,758
Acquisition related transaction and integration expenses(3)	2,284
Non-cash stock compensation expense(5)	336
Other non-recurring charges(6)	(280)
Adjusted EBITDA for the combined period January 1, 2024 through September 30, 2024(9)	$145,939
Adjusted EBITDA margin for the combined period January 1, 2024 through September 30, 2024(10)	17.5%

(1)	Adjustment to add back expenses related primarily to the previous owner’s compensation and stock incentive plans.
(2)	Adjustment to add back transaction related expenses for the Acuren Acquisition.
(3)	Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the Acuren Acquisition. This includes the costs related to the NV5 Acquisition in 2025.
(4)	Adjustment to reflect the elimination of non-recurring costs related to business transformation expenses.
(5)	Adjustment to add back stock compensation expense.
(6)	Adjustment to add back other non-recurring charges including restructuring charges, IT development charges and certain gains, losses and balance adjustments.
(7)	Adjustment to add back the one time non-cash stock compensation expenses for Founder Preferred Shares and independent director stock options for which the performance target was achieved when the Acuren Acquisition occurred.
(8)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue for the applicable period.
(9)	The combined financial information for the period ended September 30, 2024 includes the results of operations of ASP Acuren (Predecessor) for the period from January 1, 2024 to July 29, 2024 and TIC Solutions, Inc. (Successor) for the period from July 30, 2024 to September 30, 2024.
(10)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by combined revenues for the 2024 period.

TIC Solutions, Inc.
Non-GAAP Financial Measure
Organic Change In Revenue (On An NV5 Combined Basis)
(Unaudited)

	Three Months Ended September 30, 2025 (Successor)
	Change In Revenue (As Reported)	Inclusion of NV5 Revenue(1)	Foreign Currency Translation(3)	Acquisitions(4)	Organic Change In Revenue (NV5 Combined)
Consolidated	56.4%	53.7%	(0.4)%	2.9%	0.2%

	Nine Months Ended September 30, 2025 (Successor)
	Change In Revenue (As Reported)	Inclusion of NV5 Revenue(2)	Foreign Currency Translation(3)	Acquisitions(4)	Organic Change In Revenue (NV5 Combined)
Consolidated	22.3%	17.5%	(1.1)%	2.6%	3.3%

(1)	Adjustment to include NV5’s revenue for the three months ended September 30, 2024 and the period from July 1, 2025 through August 3, 2025 for purposes of calculating combined organic revenue growth.
(2)	Adjustment to include NV5’s revenue for the nine months ended September 30, 2024 and the period from January 1, 2025 through August 3, 2025 for purposes of calculating combined organic revenue growth.
(3)	Represents the effect of foreign currency on reported revenue, calculated as the difference between reported revenue and revenue at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management.
(4)	Adjustment to exclude revenue from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition. This adjustment also excludes material NV5 acquisitions from the combined comparable period.

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measure
Adjusted SG&A Expenses
(amounts in thousands)
(Unaudited)

	Successor
	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Selling, general and administrative expenses	$140,485	$248,179
Adjustments
Amortization expense	(30,464)	(56,689)
Depreciation expense	(2,436)	(2,768)
Acuren Acquisition transaction related expenses(2)	—	(467)
Acquisition related transaction and integration expenses(3)	(6,381)	(7,957)
Business transformation costs(4)	(2,011)	(6,592)
Non-cash stock compensation expense(5)	(6,291)	(9,271)
Other non-recurring charges(6)	447	(723)
Adjusted SG&A expenses	$93,349	$163,712
Adjusted SG&A expenses as a % of revenue	19.7%	16.0%

Successor period July 30 to September 30, 2024
Selling, general and administrative expenses	$103,835
Predecessor period July 1 to July 29, 2024
Selling, general and administrative expenses	18,645
Adjustments July 1 to September 30, 2024
Amortization expense	(12,226)
Depreciation expense	(157)
Predecessor seller-related expenses and stock compensation(1)	(736)
One time non-cash equity charges(7)	(69,821)
Acquisition related transaction and integration expenses(3)	(232)
Non-cash stock compensation expense(5)	(336)
Other non-recurring charges(6)	103
Adjusted SG&A for the combined period July 1, 2024 through September 30, 2024	$39,075
Adjusted SG&A as a % of revenue for the combined period July 1, 2024 through September 30, 2024(8)	12.9%

Successor period July 30 to September 30, 2024
Selling, general and administrative expenses	$103,835
Predecessor period January 1 to July 29, 2024
Selling, general and administrative expenses	121,369
Adjustments January 1 to September 30, 2024
Amortization expense	(32,277)
Depreciation expense	(327)
Predecessor seller-related expenses and stock compensation(1)	(20,405)
One time non-cash equity charges(7)	(69,821)
Acquisition related transaction and integration expenses(3)	(2,284)
Non-cash stock compensation expense(5)	(336)
Other non-recurring charges(6)	(551)
Adjusted SG&A for the combined period January 1, 2024 through September 30, 2024	$99,203
Adjusted SG&A as a % of revenue for the combined period January 1, 2024 through September 30, 2024(8)	11.9%

(1)	Adjustment to add back expenses related primarily to the previous owner’s compensation and stock incentive plans.
(2)	Adjustment to add back transaction related expenses for the Acuren Acquisition.
(3)	Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the Acuren Acquisition. This includes the costs related to the NV5 Acquisition.
(4)	Adjustment to reflect the elimination of non-recurring costs related to business transformation expenses.
(5)	Adjustment to add back stock compensation expense.
(6)	Adjustment to add back other non-recurring charges including restructuring charges, IT development charges and certain gains, losses and balance adjustments.
(7)	Adjustment to add back the one time non-cash stock compensation expenses for Founder Preferred Shares and independent director stock options for which the performance target was achieved when the Acuren Acquisition occurred.